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                                                                     1933 Act
                                                                     Rule 485(b)
                                                                     VIA EDGAR
                                                                     -----------

November 12, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Phoenix Life Variable Accumulation Account
    Phoenix Life Insurance Company
    Post-Effective Amendment No. 8 to Registration Statement No. 333-123035 filed on Form N-4

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 8 to Registration Statement No. 333-123035 ("PEA No. 8"), filed on form N-4 under the Securities Act of 1933 for Phoenix Life Insurance Company's individual deferred annuity contract ("Contract"). Phoenix Life Variable Accumulation Account issues the Contract.

As an attorney for Phoenix Life Insurance Company ("PLIC"), I provide legal advice to PLIC in connection with the operation of its variable products. In this role I am familiar with PEA No. 8 for the Contract. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

     1. PLIC is a valid corporation, organized and operated under the laws of the State of New York and is subject to regulation by the New York Commissioner of Insurance.

     2. Phoenix Life Variable Accumulation Account is a separate account validly established and maintained by PLIC in accordance with New York law.

     3. The Contract, when properly issued, is a legal and binding obligation of PLIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to PEA No. 8.

Yours truly,


By: /s/ Michele Drummey
    ---------------------------------
    Michele Drummey
    Counsel
    Phoenix Life Insurance Company